SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 17, 2013

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 17, 2013, Discovery Laboratories, Inc. (the “Company” or "Discovery Labs"), a specialty biotechnology company focused on advancing a new standard of care for critical care patients with respiratory disease, will hold a conference call and webcast to discuss its AEROSURF® program at 10:00 AM ET on October 17, 2013.  A copy of the presentation materials is attached as Exhibit 99.1 hereto.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Discovery Laboratories, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On October 17, 2013, the Company issued a press release announcing that it has submitted an Investigational New Drug (IND) Application to the U.S. Food and Drug Administration (FDA) for its initial AEROSURF phase 2 clinical trial.  The FDA has confirmed receipt of the IND and has indicated that, unless otherwise notified during its review, the Company may initiate its phase 2 clinical program after a 30-day period.  Discovery Labs anticipates patient enrollment could begin in the fourth quarter of 2013. The Company’s press release is attached as Exhibit 99.2 hereto.

AEROSURF is a novel investigational drug-device combination product being developed to deliver Discovery Labs’ KL4 surfactant in aerosolized form to premature infants with respiratory distress syndrome (RDS).  AEROSURF combines the Company’s proprietary KL4 surfactant drug technologies with its proprietary drug delivery technologies to potentially allow for the administration of aerosolized KL4 surfactant to premature infants without the need for invasive endotracheal intubation and mechanical intubation, and may enable the treatment of a significantly greater number of premature infants who could benefit from surfactant therapy but are currently not treated.

In 2012, the FDA approved the Company’s first drug product, SURFAXIN® (lucinactant) Intratracheal Suspension for the prevention of RDS in premature infants who are at high risk for RDS.  SURFAXIN is based on the Company’s KL4 surfactant technology and is the first synthetic, peptide-containing surfactant approved by the FDA and the only alternative to animal-derived surfactants.  Using the foundation of the SURFAXIN KL4 surfactant drug technology, the Company is developing a lyophilized (freeze-dried) dosage form of KL4 surfactant that can be stored as a powder and resuspended to liquid form prior to use, with the objective of improving ease of use for healthcare practitioners, as well as potentially prolonging shelf life and eliminating the need for cold-chain storage.  The Company has completed a technology transfer of the lyophilized surfactant manufacturing process and is developing this dosage form with DSM Pharmaceuticals, Inc. (DSM), its contract manufacturer with expertise in lyophilized products.  DSM has manufactured an initial supply of clinical drug product and will manufacture the clinical drug supply needed to complete the Company's phase 2 clinical program.  The Company is planning with DSM for the further development of this lyophilized KL4 surfactant, potentially for its AEROSURF phase 3 program and commercial supply.

The Company has also made progress with its proprietary capillary aerosol generator (CAG) and, with the assistance of Battelle Memorial Institute (Battelle), has completed development of a clinic-ready CAG device, which has been subjected to a rigorous design verification program and is being manufactured for use in the phase 2 clinical program.  The CAG has been designed to produce aerosolized KL4 surfactant in volumes up to ten times the output produced by currently available aerosol devices.

About RDS

RDS is a condition in which premature infants are born with a lack of natural lung surfactant and are unable to absorb sufficient oxygen.  Premature infants born prior to 37 weeks gestation have not fully developed their own natural lung surfactant and therefore need treatment to sustain life.  RDS is experienced in approximately half of the babies born between 26 and 32 weeks gestational age.  The incidence of RDS approaches 100% in babies born less than 26 weeks gestational age.  RDS can result in long-term respiratory problems and death.

Neonatologists' Dilemma

Premature infants with RDS often require endotracheal intubation and mechanical ventilation to provide respiratory support and to administer surfactant (usually within the first hours of birth).  Unfortunately, many infants relapse following initial surfactant therapy and require reintubation and prolonged mechanical ventilation as well as supplemental oxygen, increasing their risk of developing further serious respiratory complications.  Neonatologists generally try to avoid mechanically ventilating infants due to the perceived risks associated with intubation, such as the risk of trauma and the need for paralytic agents and sedation.  As a result, many neonatologists will only intubate in cases of severe respiratory disease, where the benefits of invasive surfactant administration clearly outweigh the associated risks.

For all but the very low birth weight infants with severe RDS, a common ventilatory support treatment alternative to intubation and mechanical ventilation is nasal continuous positive airway pressure (nCPAP).  Unfortunately, a significant number of infants do not respond adequately to nCPAP, an outcome referred to as nCPAP failure, and require subsequent surfactant administration via intubation and mechanical ventilation.

As it is not possible to ascertain in advance which patients will experience nCPAP failure, neonatologists are faced with a dilemma, because the outcome for those infants who experience nCPAP failure and receive delayed surfactant therapy may not be as favorable as the outcome for those infants who receive surfactant therapy in the first hours of life.

In the United States, approximately 360,000 premature births occur each year, of which approximately 45,000 premature infants receive surfactants administered via endotracheal intubation and mechanical ventilation as the first line of therapy.  Of the infants that are treated initially with nCPAP alone, approximately 45,000 will experience nCPAP failure and require subsequent endotracheal intubation and surfactant therapy.

Discovery Labs estimates that approximately 160,000 premature infants in the U.S. could potentially benefit from early surfactant therapy to address surfactant deficiency or insufficiency.  More than 70% of surfactant deficient infants (approximately 115,000) do not receive first-line surfactant therapy and instead receive nCPAP alone.

 The estimates and data included in this discussion have been derived from the following sources, among others: IMS MIDAS data (MAT Sept 2008); CDC National Vital Statistics, 2005, Births by birth weight (CDC Website); “Annual Summary of Vital Statistics: 2006”, Pediatrics, Martin et al.; Vermont Oxford Network (VON) data, 2006; UNICEF data, 2005 (website); Discovery Labs’ primary market research (2010).

Proposed Clinical Program

The primary goal of the initial phase of the proposed AEROSURF phase 2 program, phase 2A, is to assess the safety and tolerability of the AEROSURF drug product.  This phase is an escalating dose study evaluating three dose levels of aerosolized KL4 surfactant.  The comparator is nCPAP alone.  The study will be conducted in three centers in the U.S. and is expected to be completed by mid-2014.  The design of the second phase of the study, phase 2B, will be informed by the results of phase 2A.  The primary objective will be to determine the optimal dose and expected efficacy margin.  This phase is expected to be conducted in multiple centers and completed by mid-2015.   The Company plans to invest approximately $8-10 million to cover direct costs of the proposed phase 2 clinical program for the period including the fourth quarter 2013 through mid-2015, having invested approximately $7 million for the period from the beginning of 2012 through September 30, 2013 for (i) development of the clinic-ready CAG, (ii) manufacture of clinical supply of lyophilized KL4 surfactant, and (iii) preparation activities for the phase 2 clinical program.

AEROSURF Revenue Expectations and Exclusivities

Based on the expected number of infants that do not receive first-line surfactant therapy and the perceived potential pharmacoeconomic benefits that might be derived from delivering surfactants without endotracheal intubation and mechanical ventilation, the Company anticipates that the market potential for AEROSURF in the U.S. is in the range of $600 million to over $1 billion.  The Company believes that the opportunity in markets outside the U.S. is potentially comparable to the U.S.  However, there can be no assurance that the Company will succeed in gaining approval to market AEROSURF in the U.S. market or in markets outside the U.S., nor can there be assurance that the Company’s revenues estimates will be achieved.

The Company continues to invest in patent and other exclusivities to protect the AEROSURF brand.  The United States Patent and Trade Office (USPTO) recently issued a Notice of Allowance for a patent entitled “Capillary System With Fluidic Element,” which will provide additional exclusivity regarding certain proprietary and technical aspects of its capillary aerosol generator (CAG) technology.  The Company is also pursuing various other potential exclusivities, including protection of trade secrets, applications to secure potential orphan drug designation, and various other drug product patent initiatives.

Financial Update

As of September 30, 2013, the Company had cash and cash equivalents of $21.2 million.  Net cash outflows for the quarter ended September 30, 2013 were approximately $10.1 million.

ATM Program Transaction

Beginning on October 4, 2013, the Company initiated an offering under its At-the-Market Equity Offering Sales Agreement (ATM Program) with Stifel, Nicolaus & Company, Incorporated (Stifel) dated February 11, 2013.  The Company issued 713,920 shares of its common stock at various prices, resulting in net proceeds to the Company of approximately $1.9 million, after deducting commissions due to Stifel, as the sales agent.

Deerfield Facility

Pursuant to the terms of a Facility Agreement dated February 13, 2013 (Deerfield Facility) with affiliates of Deerfield Management Company, L.P. (Deerfield), Deerfield agreed to loan the Company up to $30 million on a secured basis on the terms outlined in the Deerfield Facility.  Deerfield advanced $10 million upon execution of the Deerfield Facility and agreed to advance an additional $20 million, subject to certain conditions, following the first commercial sale of SURFAXIN, provided that the first sale occurs not later than December 31, 2013. With the recent FDA approval of updated product specifications for SURFAXIN, the Company has manufactured commercial product and, upon completion of final release testing, expects to initiate the commercial launch of SURFAXIN in the fourth quarter of 2013. The Company anticipates that it will meet the requirements and become eligible to receive the $20 million advance from Deerfield, although there can be no assurance that it will be successful.

For a further discussion of the Deerfield Facility, including the terms of such facility, and the fees and common stock warrants issuable in connection therewith, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Disclosure Notice

The information in the Press Release, Slide Presentation, conference call and this Current Report on Form 8-K includes or is expected to include certain "forward-looking" statements relating, among other things, to the Company's plans to manufacture and release SURFAXIN drug product for commercial sale and to conduct its initial AEROSURF phase 2 clinical trial. As noted above, these and other similar statements are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While the Company currently believes that it will succeed in meeting the timelines outlined in the Press Release, Slide Presentation, conference call and this Form 8-K, such forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to be materially different. These risks and uncertainties include, but are not limited to, risks related to activities to the Company's research and development activities, including, among other things, (i) time-consuming and expensive pre-clinical studies, clinical trials and other efforts, which may be subject to potentially significant delays or regulatory holds, or failure, and (ii) regulatory requirements relating to development and manufacture of the drug and aerosol delivery components of the Company's combination drug/device products, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement in this Current Report on Form 8-K and related exhibits speaks only as of the date on which it is made. The Company assumes no obligation to update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Presentation Materials dated October 17, 2013

99.2	Press release dated October 17, 2013

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash outflows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:  October 17, 2013